ROCHDALE STRUCTURED CLAIMS FIXED INCOME FUND
DISTRIBUTION AGREEMENT

THIS AGREEMENT is made and entered into as of this 10th day of November 2009, by and among ROCHDALE STRUCTURED CLAIMS FIXED INCOME FUND LLC, a Delaware limited liability company (the “Fund”), and RIM SECURITIES LLC, a Delaware limited liability company (“Distributor”).

WHEREAS, the Fund is engaged in business as a close-end management investment company and is registered as such under the Investment Company Act of 1940 (the “1940 Act”), and it is in the interest of the Fund to privately offer the shares of Fund for sale for a specific period of time; and

WHEREAS, the Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934 (the “1934 Act”) and is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”); and

WHEREAS, the Fund and the Distributor wish to enter into an agreement with each other with respect to the offering of the shares of beneficial interest of the Fund (the “Shares”), to commence after the effectiveness of the registration statement filed pursuant to the 1940 Act relating to the Fund.

NOW, THEREFORE, the parties agree as follows:

1.             Appointment of Distributor.  The Fund hereby appoints the Distributor as its exclusive agent to sell and to arrange for the sale of the Shares, on the terms and for the period set forth in this Agreement, and the Distributor hereby accepts such appointment and agrees to act hereunder directly and/or through each Fund’s transfer agent in the manner set forth in the Prospectuses (as defined below).  It is understood and agreed that the services of the Distributor hereunder are not exclusive, and the Distributor may act as principal underwriter for the shares of any other registered investment company.

2.             Shares Offered.  The Parties acknowledge and agree that the Fund will offer, sell and issue its Units, pursuant to the Fund’s then current Confidential Private Placement Memorandum as amended or supplemented from time to time (the “Offering Memorandum”) in an offering exempt from registration under the Securities Act pursuant to Section 4(2) thereof and Regulation D promulgated thereunder.

3.             Services and Duties of the Distributor.

(a)          The Distributor agrees to sell the Shares, as agent for the Fund, from time to time during the term of this Agreement upon the terms described in the Fund’s Prospectuses.  As used in this Agreement, the term “Prospectus” shall mean the offering memorandum of the Fund included as part of the Fund’s Registration Statement, as such offering memorandum may be amended or supplemented from time to time, and the term “Registration Statement” shall mean the Registration Statements most recently filed from time to time by the Fund with the Securities and Exchange Commission and effective under the 1940 Act, as such Registration Statements are amended by any amendments thereto at the time in effect.  The Distributor shall not be obligated to sell any certain number of Shares.

4.             Duties of the Fund.

(a)          Maintenance of Federal Registration.  The Fund shall, at its expense, take, from time to time, all necessary action and such steps, including payment of the related filing fees, as may be necessary to register and maintain registration of a sufficient number of Shares under the 1940 Act.  The Fund agrees to file from time to time such amendments, reports and other documents as may be necessary in order that there may be no untrue statement of a material fact in a registration statement or prospectus, or necessary in order that there may be no omission to state a material fact in a registration statement or prospectus which omission would make the statements therein misleading.

(b)          Maintenance of “Blue Sky” Qualifications.  The Fund shall, at its expense, use its best efforts to qualify and maintain the qualification of an appropriate number of Shares for sale under the securities laws of such states as the Distributor and the Fund may approve, and, if necessary or appropriate in connection therewith, to qualify and maintain the qualification of the Fund as broker or dealer in such states; provided that the Fund shall not be required to amend its Operating Agreements to comply with the laws of any state, to maintain an office in any state, to change the terms of the offering of the Shares in any state from the terms set forth in its Prospectuses, to qualify as foreign corporations in any state or to consent to service of process in any state other than with respect to claims arising out of the offering and sale of the Shares.  The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by the Fund in connection with such qualifications.

(c)          Copies of Reports and Prospectuses.  The Fund shall, at its expense, keep the Distributor fully informed with regard to its affairs and in connection therewith shall furnish to the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of Shares, including such reasonable number of copies of its Prospectuses and annual and interim reports as the Distributor may request and shall cooperate fully in the efforts of the Distributor to sell and arrange for the sale of the Shares and in the performance of the Distributor under this Agreement.

5.             Conformity with Applicable Law and Rules.  The Distributor agrees that in selling Shares hereunder it shall conform in all respects with the laws of the United States and of any state in which Shares may be offered, and with applicable rules and regulations of FINRA.

6.             Independent Contractor.  In performing its duties hereunder, the Distributor shall be an independent contractors and neither the Distributor, nor any of its officers, directors, employees, or representatives is or shall be an employee of the Fund in the performance of the Distributor’s duties hereunder.  The Distributor shall be responsible for its own conduct and the employment, control, and conduct of its agents and employees and for injury to such agents or employees or to others through its agents or employees.  The Distributor assumes full responsibility for its agents and employees under applicable statutes and agrees to pay all employee taxes thereunder.

7.             Indemnification.

(a)          Indemnification of Fund.  The Distributor agrees to indemnify and hold harmless the Fund and each of its present or former directors, officers, employees, representatives and each person, if any, who controls or previously controlled the Fund within the meaning of Section 15 of the 1933 Act against any and all losses, liabilities, damages, claims or expenses (including the reasonable costs of investigating or defending any alleged loss, liability, damage, claims or expense and reasonable legal counsel fees incurred in connection therewith) to which the Fund or any such person may become subject under the 1933 Act, under any other statute, at common law, or otherwise, arising out of the acquisition of any Shares by any person which (i) may be based upon any wrongful act by the Distributor or any of the Distributor’s directors, officers, employees or representatives, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, shareholder report or other information covering Shares filed or made public by the Fund or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon information furnished to the Fund by the Distributor.

In no case (i) is the Distributor’s indemnity in favor of the Fund, or any person indemnified to be deemed to protect the Fund or such indemnified person against any liability to which the Fund or such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Fund’s or any such person’s duties or by reason of the Fund’s or any such person’s reckless disregard of the Fund’s or any such person’s obligations and duties under this Agreement or (ii) is the Distributor to be liable under its indemnity agreement contained in this Paragraph with respect to any claim made against the Fund or any person indemnified unless the Fund or such person, as the case may be, shall have notified the Distributor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Fund or upon such person (or after the Fund or such person shall have received notice to such service on any designated agent).  However, failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which the Distributor may have to the Fund or any person against whom such action is brought otherwise than on account of the Distributor’s indemnity agreement contained in this Paragraph.

The Distributor shall be entitled to participate, at its own expense, in the defense, or, if the Distributor so elects, to assume the defense of any suit brought to enforce any such claim, but, if the Distributor elects to assume the defense, such defense shall be conducted by legal counsel chosen by the Distributor and satisfactory to the Fund, to the persons indemnified or defendants, in the suit.  In the event that the Distributor elects to assume the defense of any such suit and retain such legal counsel, the Fund, the persons indemnified or defendants in the suit, shall bear the fees and expenses of any additional legal counsel retained by them.  If the Distributor does not elect to assume the defense of any such suit, the Distributor will reimburse the Fund and the persons indemnified or defendants in such suit for the reasonable fees and expenses of any legal counsel retained by them.  The Distributor agrees to promptly notify the Fund of the commencement of any litigation of proceedings against it or any of its officers, employees or representatives in connection with the issue or sale of any Shares.

(b)          Indemnification of the Distributor.  The Fund agrees to indemnify and hold harmless the Distributor and each of its present or former directors, officers, employees, representatives and each person, if any, who controls or previously controlled the Distributor within the meaning of Section 15 of the 1933 Act against any and all losses, liabilities, damages, claims or expenses (including the reasonable costs of investigating or defending any alleged loss, liability, damage, claim or expense and reasonable legal counsel fees incurred in connection therewith) to which the Distributor or any such person may become subject under the 1933 Act, under any other statute, at common law, or otherwise, arising out of the acquisition of any Shares by any person which (i) may be based upon any wrongful act by the Fund or any of the Fund directors, officers, employees or representatives, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, shareholder report or other information covering Shares filed or made public by the Fund or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading unless such statement or omission was made in reliance upon information furnished to the Fund by the Distributor.

In no case (i) is the Fund indemnity in favor of the Distributor, or any person indemnified to be deemed to protect the Distributor or such indemnified person against any liability to which the Distributor or such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties or by reason of his reckless disregard of his obligations and duties under this Agreement, or (ii) is the Fund to be liable under its indemnity agreement contained in this Paragraph with respect to any claim made against Distributor, or person indemnified unless the Distributor, or such person, as the case may be, shall have notified the Fund in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Distributor or upon such person (or after the Distributor or such person shall have received notice of such service on any designated agent).  However, failure to notify the Fund of any such claim shall not relieve the Fund from any liability which the Fund may have to the Distributor or any person against whom such action is brought otherwise than on account of the Fund’ indemnity agreement contained in this Paragraph.

The Fund shall be entitled to participate, at its own expense, in the defense, or, if the Fund so elects, to assume the defense of any suit brought to enforce any such claim, but if the Fund elects to assume the defense, such defense shall be conducted by legal counsel chosen by the Fund and satisfactory to the Distributor, to the persons indemnified defendant or defendants, in the suit.  In the event that the Fund elects to assume the defense of any such suit and retain such legal counsel, the Distributor, the persons indemnified defendant or defendants in the suit, shall bear the fees and expenses of any additional legal counsel retained by them.  If the Fund do not elect to assume the defense of any such suit, the Fund will reimburse the Distributor and the persons indemnified defendant or defendants in such suit for the reasonable fees and expenses of any legal counsel retained by them.  The Fund agree to promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its directors, officers, employees or representatives in connection with the issue or sale of any Shares.

8.            Authorized Representations.  The Distributor is not authorized by the Fund to give on behalf of the Fund any information or to make any representations in connection with the sale of Shares other than the information and representations contained in a registration statement or prospectus filed with the Securities and Exchange Commission (“SEC”) under the 1933 Act and/or the 1940 Act, covering Shares, as such registration statement and prospectus may be amended or supplemented from time to time, or contained in shareholder reports or other material that may be prepared by or on behalf of the Fund for the Distributor’s use.  This shall not be construed to prevent the Distributor from preparing and distributing tombstone ads and sales literature or other material as it may deem appropriate.  No person other than the Distributor is authorized to act as principal underwriter (as such term is defined in the 1940 Act) for the Fund.

9.            Term of Agreement.  The term of this Agreement shall begin on the date first above written, and unless sooner terminated as hereinafter provided, this Agreement shall remain in effect for a period of two years from the date first above written.  Thereafter, this Agreement shall continue in effect from year to year, subject to the termination provisions and all other terms and conditions thereof, so long as such continuation shall be specifically approved at least annually by the Board of Directors or by vote of a majority of the outstanding voting securities of the Fund and, concurrently with such approval by the Board of Directors or prior to such approval by the holders of the outstanding voting securities of the Fund, as the case may be, by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Directors of the Fund who are not parties to this Agreement or interested persons of any such party.  The Distributor shall furnish to the Fund, promptly upon its request, such information as may reasonably be necessary to evaluate the terms of this Agreement or any extension, renewal or amendment hereof.

10.          Amendment or Assignment of Agreement.  This Agreement may not be amended or assigned except as permitted by the 1940 Act, and this Agreement shall automatically and immediately terminate in the event of its assignment.

11.          Termination of Agreement.  This Agreement may be terminated by either party hereto, without the payment of any penalty, on not more than upon 60 days’ nor less than 30 days’ prior notice in writing to the other party; provided, that in the case of termination by the Fund such action shall have been authorized by resolution of a majority of the Directors of the Fund who are not parties to this Agreement or interested persons of any such party, or by vote of a majority of the outstanding voting securities of the Fund.

12.          Miscellaneous.  The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Nothing herein contained shall be deemed to require the Fund to take any action contrary to the Operating Agreements, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Boards of Directors of the Fund of responsibility for and control of the conduct of the affairs of the Fund.

13.          Definition of Terms. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretation thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission validly issued pursuant to the 1940 Act.  Specifically, the terms “vote of a majority of the outstanding voting securities”, “interested persons”, “assignment”, and “affiliated person”, as used in Paragraphs 9, 10 and 11 hereof, shall have the meanings assigned to them by Section 2(a) of the 1940 Act.  In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the Securities and Exchange Commission, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

14.          Compliance with Securities Laws.  The Fund represent that it is registered as closed-end management investment company under the 1940 Act.  The Fund and the Distributor each agree to comply with all of the applicable terms and provisions of the 1940 Act, the 1933 Act and, subject to the provisions of Section 4(d), all applicable “Blue Sky” laws.  The Distributor agrees to comply with all of the applicable terms and provisions of the Securities Exchange Act of 1934.

15.          Notices.  Any notice required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, to the Distributor and to the Fund on behalf of the Fund at 570 Lexington Ave., 9th Floor, New York, NY 10022-6837.

16.          Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State of New York.

17.          No Shareholder Liability.  The Distributor understands that the obligations of this Agreement are not binding upon any shareholder of the Fund personally, but bind only the Fund’s property; the Distributor represents that it has notice of the provisions of the Operating Agreement disclaiming shareholder liability for acts or obligations of the Fund.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized representatives and their respective corporate seals to be hereunto affixed, as of the day and year first above written.

ROCHDALE STRUCTURED CLAIMS FIXED INCOME FUND LLC

By:	/s/ Garrett D’Alessandro

Name:	Garrett D’Alessandro

RIM SECURITIES LLC

By:	/s/ Kurt Hawkesworth

Name:	Kurt Hawkesworth